                                                                    Exhibit 4.18



                               FORM OF WARRANTS

                                                                       EXHIBIT F
                                                                       ---------
                                    FORM OF
                                    WARRANT
                                    -------

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THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE BRIDGE FINANCING AGREEMENT DATED AS OF DECEMBER 1, 1999, AS AMENDED, A COPY OF THE BRIDGE FINANCING AGREEMENT MAY BE OBTAINED FROM COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

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                             CITATION CORPORATION

              Warrant for the Purchase of Shares of Common Stock
              --------------------------------------------------


No. ____                                      [__] Shares


          FOR VALUE RECEIVED, CITATION CORPORATION (the "Company"), a Delaware corporation, hereby certifies that _________________________________________
(the "Purchaser"), (together with any permitted subsequent holder of warrants subject hereto, the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of Eight Hundred Thousand Four Hundred Fifty Two (800,452) fully paid and nonassessable Warrant Shares (as hereinafter defined), at an aggregate purchase price equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant is subject to adjustment from time to time as hereinafter set forth.

29.  Definitions  Terms defined in the Bridge Financing Agreement dated as of
     -----------
     December 1, 1999 among the Company, Citation Funding, Inc., First Union Investors, Inc. and The Chase Manhattan Bank, unless otherwise defined herein are used herein as therein defined. The following additional terms, as used herein, have the following respective meanings:

          "Additional Shares" means any shares of Common Stock other than Common Stock issued upon the exercise of any Warrant.

          "Appraiser" has the meaning set forth in Section 7(d)(iii).

          "Common Stock" means the authorized Capital Stock, par value $.01 per share of the Company, and any stock into which such Capital Stock may thereafter be converted or changed.

          "Convertible Securities" means rights to subscribe for, or any rights or options to purchase, shares of Common Stock, or any stock or other securities convertible into or exchangeable for shares of Common Stock.

          "Current Market Price" means for shares of Common Stock the current market price of such Common Stock as determined in accordance with subsection 7(d).

          "Exercise Period" means the period from and including the date the Warrants are released in accordance with the terms of the Warrant Escrow Agreement, dated as of December 1, 1999, among the Company, the Purchaser and Snoga, Inc., the escrow agent, to and including 5:00 p.m. (New York City time) on the seventh (7/th/) anniversary of the date thereof (or if such day is not a Business Day, the next succeeding Business Day).

          "Exercise Price" means, with respect to any Warrant Share, an amount equal to $0.01 per share for such Warrant Share.

          "Fully Diluted Common Stock" means, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding rights, warrants, options, convertible securities or exchangeable securities or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          "Kelso Holder"  means any Affiliate or designee of Kelso

          "Non-Kelso Holder" means any Holder that is not a Kelso Holder.

          "Warrant Shares" means the shares of Common Stock of the Company deliverable upon exercise of this Warrant, as adjusted from time to time.

30.  Exercise of Warrant.  This Warrant may be exercised in whole or in part, at
     -------------------
     any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address as the Company may hereafter notify the Holders in writing), or at the office of Escrow Agent with the Purchase Form annexed hereto duly executed and accompanied by proper payment of that portion of the Exercise Price represented by the number of Warrant Shares specified in such form being exercised. Such payment may be made, at the option of the Holders, either
     (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus
     (ii) the number of Warrant Shares having a value, based on the Current Market Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Company thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company or Escrow Agent of this Warrant and such Purchase Form, together with the applicable portion of the Exercise Price, at such office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Warrants or Warrant Shares in a name other than that of the Holder at the time of surrender for exercise, and, until the payment of such tax, shall not be required to issue such Warrant Shares.

31.  Due Authorization; Reservation of Shares.   (a) The Company represents and
     --------------------------------- ------
     warrants that this Warrant has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and entitles the Holder hereof or its assignees to purchase Warrant Shares upon payment to the Company of the Exercise Price applicable to such shares.
     The Company hereby agrees that at all times there shall be reserved for issuance and delivery, upon exercise of this Warrant, all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable or deliverable upon exercise of this Warrant. All such shares shall be duly authorized (and, if newly-issued, when issued upon such exercise), shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights (including without limitation, any encumbrances or rights in favor of the Company).

     Any Common Stock held by the Company and subject to this Warrant shall be marked with a legend stating that such shares are subject to this Warrant.

          (c) The Company represents and warrants that the execution and delivery by it of this Warrant does not require any action by or in respect of, or filing with, any governmental body, agency or official and does not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the certificate of incorporation or (iii) bylaws of the Company, or any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

32.  Fractional Shares.  No fractional shares or scrip representing fractional
     -----------------
     shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of such fractional share.

33.  Exchange, Transfer, Assignment or Loss of Warrant.  This Warrant is
     -------------------------------------------------
     exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares. Subject to
     Section 10 hereof, the Holder of this Warrant shall be entitled to assign its interest in this Warrant in whole or in part to any person or persons. Upon surrender of this Warrant to the Company by the Holder, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name set forth in such assignment form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled. In the event of any assignment in part, the Exercise Price shall be apportioned between the Warrant to be issued to the Holder with respect to that portion not transferred and the Warrant to be issued to the transferee based on their respective interests. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and in the case of mutilation, upon surrender and cancellation of this Warrant the Company shall execute and deliver a new Warrant of like tenor and date.

34.  Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled
     --------------------
     to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

35.  Anti-dilution Provisions and Other Adjustments; Purchase Right.  The number
     --------------------------------------------------------------
     of Warrant Shares which may be purchased upon the exercise hereof shall be subject to change or adjustment as follows:

          (a) Stock Dividends, Splits, Combinations, Reclassifications, etc. If
              -------------------------------------------------------------
the Company at any time (i) shall declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) shall subdivide shares of its Common Stock into a greater number of shares, (iii) shall combine or have combined its outstanding Common Stock into a smaller number of shares or
(iv) shall issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), other securities of the Company the Holder shall be entitled to purchase pursuant to this Warrant the aggregate number and kind of shares of capital stock and other securities which, if such Holder's Warrant had been exercised immediately prior to such event, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) Additional Issuances.  If the Company at any time shall issue any
              --------------------
Additional Shares at a price less than the Current Market Price per share of Common Stock or any Convertible Securities (excluding any such issuance for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 and excluding (i) any issuance of Warrants pursuant to the Escrow Agreement and (ii) any options granted to employees of the Company or any subsidiary of the Company), which are exercisable or convertible for Additional Shares at an exercise or conversion price less than the Current Market Price per share of Common Stock, the number of Warrant Shares purchasable hereunder after such issuance shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such issuance by a fraction, (i) the denominator of which shall be the number of shares of Fully Diluted Common Stock immediately prior to such issuance plus the number of shares that the aggregate consideration for the total number of such Additional Shares (including the issue price of any such Convertible Securities) would purchase at the Current Market Price per share of Common Stock and (ii) the numerator of which shall be the number of shares of Fully Diluted Common Stock immediately after such issuance. No further adjustment to the number of Warrant Shares purchasable hereunder shall be made upon the actual issue of Common Stock upon exercise of such Convertible Securities. Shares of Common Stock owned by or held for the account of the Company or any Subsidiary on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur.

          If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be Additional Shares or Convertible Securities subject to this subsection (b), the consideration allocated to each such security shall be determined in good faith by the board of directors of the Company; provided that if the aggregate issue price of all
                             --------
such units exceeds $10,000,000, then such allocation shall be determined by an independent nationally recognized investment banking firm experienced in valuing securities.

          (c)   Distribution of Evidences of Indebtedness or Assets.  If the
                ---------------------------------------------------
Company at any time shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness or assets (excluding dividends or distributions of the Company paid in capital stock for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business) the number of Warrant Shares purchasable hereunder after such record date shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such record date by a fraction, of which the denominator shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in the reasonable judgment of the Board of Directors of the Company and described in a statement delivered to the Holder) of the portion of the assets or evidences of indebtedness so to be distributed to a holder of one share of Common Stock, and the numerator shall be the Current Market Price per share of Common Stock. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date.

          (d)   Determination of Market Price.  (A) For the purpose of any
                -----------------------------
computation under subsection (b) or (c) of this Section 7, the Current Market Price per share of Common Stock on any record date shall be the average of the current market value, determined as set forth below, of Common Stock for the 20 Business Days prior to the date in question.

          (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange on such Business Day or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange; or

          (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last bid and asked prices reported on such Business Day (A) by the National Association of Securities Dealers, Inc. Automatic Quotation System or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

          (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be such value as agreed upon by the Company and the Majority Holders or, if the Company and the Majority Holders cannot otherwise agree, (i) the current market value shall be determined by the most recent appraisal of the Company, which was made by Houlihan,

Lokey, Howard & Zukin pursuant to the Stockholder's Agreement of the Company, or
(ii) if such appraisal is dated more than 3 months prior to the date the Current Market Price is being determined by an independent nationally recognized investment banking firm experienced in valuing businesses (an "Appraiser") jointly chosen by the Majority Holders and the Company or, if the Majority Holders and the Company cannot agree on the selection of an Appraiser within 10 Business Days, then each of the Company and the Majority Holders shall choose an Appraiser within 10 Business Days of the end of such first 10-day period, and the current market value shall be the value agreed upon by such Appraisers or, if the two Appraisers cannot so agree, the value of a third Appraiser, which third Appraiser shall be chosen by the two Appraisers. If there is only one Appraiser, all expenses of the Appraiser shall be paid by the Company. If there are two Appraisers, the Majority Holders and the Company shall pay all expenses of the Appraiser chosen by it.

              (B) For the purposes of any computation under Sections 2 or 4, the Current Market Price shall be determined by (i) the most recent appraisal of the Company, which was made by Houlihan, Lokey, Howard & Zukin pursuant to the Stockholder's Agreement of the Company, or (ii) if such appraisal is dated more than 3 months prior to the date the Current Market Price is being determined by an independent nationally recognized investment banking firm experienced in valuing businesses (an "Appraiser") jointly chosen by the Majority Holders and the Company or, if the Majority Holders and the Company cannot agree on the selection of an Appraiser within 10 Business Days, then each of the Company and the Majority Holders shall choose an Appraiser within 10 Business Days of the end of such first 10-day period, and the current market value shall be the value agreed upon by such Appraisers or, if the two Appraisers cannot so agree, the value of a third Appraiser, which third Appraiser shall be chosen by the two Appraisers. If there is only one Appraiser, all expenses of the Appraiser shall be paid by the Company. If there are two Appraisers, the Majority Holders and the Company shall pay all expenses of the Appraiser chosen by it.

          (e) Stock Other Than Common Stock.  In the event that at any time, as
              -----------------------------
a result of an adjustment made pursuant to subsection (a) of this Section 7, the Holder shall become entitled to receive any shares of the capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7, and the provisions of this Warrant with respect to the Common Stock shall apply on like terms to any such other shares.

          (f) Notice of Certain Actions.  In the event that at any time:
              -------------------------

                 the Company shall authorize the issuance of Convertible Securities to all holders of its Common Stock; or

                 the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company, capital stock for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business); or

                 the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

                 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                 the Company shall propose to take any other action that would require an adjustment of the number of Warrant Shares purchasable hereunder pursuant to this Section 7;

then the Company shall or shall cause to be mailed by certified mail to the Holder, at least 30 days (or 20 days in any case specified in clause (A) or (B) above) prior to the applicable record or effective date hereinafter specified, a notice describing such issuance, distribution, reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action and stating (x) the date as of which the holders of Common Stock of record entitled to receive any such Convertible Securities or distributions are to be determined or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

          (g) Common Stock Defined.  Whenever reference is made in this Section
              --------------------
7 to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed or determinable amount in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. However, subject to the provisions of Section 9 hereof, shares issuable upon exercise of this Warrant shall include only Common Stock existing as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 9 hereof.

36.  Tag-Along and Drag-Along Rights
     -------------------------------

          (a)  Tag-Along Rights
               ----------------

               (A) In the event that at any time Kelso proposes to sell shares of Common Stock owned by it to any Person (a "Proposed Purchaser"), other than any sale, assignment, transfer or other disposal (i) pursuant to a registration statement or Rule 144 or (ii) to a Kelso Holder, and the shares proposed to be sold, together with all shares of Common Stock previously sold by Kelso, would represent more than 25% of the aggregate number of shares of Common Stock owned by Kelso immediately after the Closing, then Kelso will promptly provide each Non-Kelso Holder written notice (a "Sale Notice") of such proposed sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of such Sale Notice (the "Material Terms"). If within 30 days of the receipt of the Sale Notice, Kelso receives a written request (a "Sale Request") to include Warrant Shares or Warrants, as the case may be, held by one or more Non-Kelso Holder in the Proposed Sale, the Warrant Shares or Warrants, as the case may be, so held by such Non-Kelso Holder shall be so included as provided therein; provided, however, that any Sale Request shall be irrevocable unless (x) there
--------
shall be a material adverse change in the Material Terms or (y) otherwise mutually agreed to in writing by such Non-Kelso Holder and Kelso.

               (B) The number of Warrant Shares or Warrants, as the case may be, that each Non-Kelso Holder will be permitted to include in a Proposed Sale pursuant to a Sale Request will be the product of (i) the number of Warrant Shares or Warrants, as the case may be, then held by such Non-Kelso Holder and
(ii) a fraction, the numerator of which shall be the number of Warrant Shares or Warrants, as the case may be, which Kelso and the Kelso Holders propose to sell in the Proposed Sale and the denominator of which shall be the number of shares of Common Stock then held by Kelso and the Kelso Holders.

               (C) Warrant Shares or Warrants, as the case may be, subject to a Sale Request will be included in a Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Common Stock which Kelso and the Kelso Holders propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by Kelso and the Company in connection with the Proposed Sale), (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided,
                                                                       --------
however, that any representations and warranties relating specifically to any Holder shall only be made by that Holder and any indemnification provided by the Holder shall be based on the number of Warrant Shares or Warrants, as the case may be, being sold by each Holder in the Proposed Sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser; provided further, however, that in connection with any
                        -------- -------
Proposed Sale in which the Non-Kelso Holders receive all cash for the Warrant Shares or Warrants, as the case may be, to be sold by them in such sale, Kelso or any Kelso Holder may elect to receive a form of consideration consisting, in whole or in part, of non-cash consideration so long as the per share value of the consideration to be received by Kelso or any Kelso Holder is the same or less than that to be received by the Non-Kelso Holders (as reasonably determined by the Board in good faith).

               (D) Upon delivering a Sale Request, each Non-Kelso Holder (other than DLJ, FUI or Chase) will, if requested by Kelso (or any Kelso Holder), execute and deliver a custody agreement and power of attorney in form and substance satisfactory to Kelso (or any such Kelso Holder) (a "Custody Agreement and Power of Attorney") with respect to the Warrant Shares or Warrants, as the case may be which are to be included in the Proposed Sale pursuant to this
Section 8(a). The Custody Agreement and Power of Attorney will provide, among other things, that the Non-Kelso Holders executing such Custody Agreement and Power of Attorney will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Warrant Shares or Warrants, as the case may be (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank), and irrevocably appoint said custodian and attorney-in-fact as such Non-Kelso Holder's agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of such Non-Kelso Holders with respect to the matters specified therein.

               (E) Each Non-Kelso Holder agrees that he or she will execute such other agreements as Kelso (or any Kelso Holder) may reasonably request in connection with the consummation of a Proposed Sale and Sale Request and the transactions contemplated thereby, including, without limitation, any purchase agreement, proxies, written consents in lieu of meetings or waiver of appraisal rights.

          (b)  Drag Along Rights
               -----------------

               (A) In the event that any time Kelso proposes to sell shares of Common Stock owned by it to any Proposed Purchaser other than any sale, assignment, transfer or other disposal (i) pursuant to a registration statement or Rule 144, or (ii) to a Kelso Holder, and the shares proposed to be sold, together with all shares of Common Stock previously sold by Kelso would represent all of the Common Stock owned by Kelso immediately after the Closing, then Kelso may provide each Non-Kelso Holder written notice (a "Drag-Along Notice") of such Proposed Sale and the Material Terms thereof not less than 25 business days prior to the proposed closing date of the Proposed Sale and each of the Non-Kelso Holder hereby agrees to sell to such Proposed Purchaser that number of Warrant Shares or Warrants, as the case may, owned by such Non-Kelso Holder.

               (B) Warrant Shares or Warrants, as the case may be, subject to a Drag-Along Notice will be included in the Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the sale of shares of Common Stock which Kelso and the Kelso Holders propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by Kelso and the Company in connection with the Proposed Sale); (ii) the provision of information, representations, warranties, covenants and requisite indemnifications, provided, however, that any representations and warranties
                  --------
relating specifically to any Holder shall only be made by that Holder and any indemnification provided by the Holders shall be on a several, not joint, basis (or by recourse to an escrow provided for the benefit of the Proposed Purchaser) based on the number of Warrant Shares or Warrants, as the case may be, being sold by each Holder in the Proposed Sale; provided, further, however, that the
                                          --------
form of consideration to be received by Kelso or any Kelso Holder in connection with the Proposed Sale may be different from that received by the Non-Kelso Holders so long as the value of the consideration to be received by Kelso or any Kelso Holder is the same or less than that to be received by the Non-Kelso Holders (as reasonably determined by the Board of Directors of the Company in good faith). No Non-Kelso Holders shall exercise any dissenter's or like rights with respect to, or otherwise object in any way to, the consummation of any such Proposed Sale pursuant to this Section 8(b).

               (C) Each Non-Kelso Holder (other than DLJ, FUI or Chase) will, if requested by Kelso (or any Kelso Holder), execute and deliver a Custody Agreement and Power of Attorney in form and substance satisfactory to Kelso (or any such Kelso Holder) with respect to the Warrant Shares or Warrants, as the case may be, which are to be included in the Proposed Sale pursuant to this
Section 8(b). The Custody Agreement and Power Attorney will provide, among other things, that the Non-Kelso Holders executing such Custody Agreement and Power of Attorney will deliver to and deposit in custody with the custodian and

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

attorney-in-fact named therein a certificate or certificates representing such Warrant Shares or Warrants, as the case may be, (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly endorsed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Non-Kelso Holder's agent and attorney-in-fact with full power and attorney to act under a custody agreement and power of attorney on behalf of such Non-Kelso Holder with respect to the matters specified therein.

               (D) Each Non-Kelso Holder agrees that he or she will execute such other agreements as Kelso (or any Kelso Holder) may reasonably request in connection with the consummation of a Proposed Sale and Drag-Along Notice and the transactions contemplated thereby, including, without limitation, any purchase agreement, proxies, written consents in lieu of meetings or waiver of appraisal rights.

37.  Officers' Certificate.  Whenever the number of Warrant Shares purchasable
     ---------------------
     hereunder shall be adjusted as required by the provisions of Section 7, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted number of Warrant Shares purchasable hereunder determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment.
     Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 4 hereof and the Company shall, forthwith after each such adjustment, mail a copy, by certified mail, of such certificate to the Holder or any such holder.

38.  Reclassification, Reorganization, Consolidation or Merger.  In case of any
     ---------------------------------------------------------
     Reorganization Transaction (as hereinafter defined), the Company shall, as a condition precedent to such transaction, cause effective provisions in the documentation relating to the Reorganization Transaction and otherwise, to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock that would have been received upon exercise of this Warrant immediately prior to such Reorganization Transaction. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
     Section 9 shall similarly apply to successive Reorganization Transactions. For purposes of this Section 9, "Reorganization Transaction" shall mean any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or any sale, lease, transfer or conveyance to another corporation of all or substantially all of the assets of the Company. Notwithstanding the foregoing, if a transaction that might otherwise be deemed a Reorganization Transaction for the purposes of
     Section 7, it shall not be deemed a Reorganization Event for such purposes.

39.  Transfer Restrictions.  The Holder by its acceptance hereof, represents and
     ---------------------
     warrants that it is acquiring the Warrants and any Warrant Shares for its own account and not with an intent to sell or distribute the Warrants or any Warrant Shares except in compliance with applicable United States federal and state securities law in a manner which would not result in the issuance of the Warrants hereby being treated as a public offering.
     Neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the applicable terms and conditions of the Securities Purchase Agreement.

40.  Listing on Securities Exchanges; Registration Rights.   If any shares of
     ----------------------------------------------------
     Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares

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

     may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved prior to such issuance, as the case may be. The shares of Common Stock (and other securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

41.  Availability of Information. (a) The Company shall comply with the
     ---------------------------
     reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent, if at all, it is required to do so under the Exchange Act. The Company shall also cooperate with each Holder of any Warrants and holder of any Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms currently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The provisions of this Section 12 shall survive termination of this Warrant, whether upon exercise of this Warrant in full or otherwise.

          (b) If at any time the Company is not subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of Holders from time to time of Warrants and holders from time to time of Warrant Shares, to Holders of Warrants, holders of Warrant Shares and prospective purchasers of Warrants and Warrant Shares information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

42.  Governing Law. This Warrant and the rights and obligations of the parties
     -------------
     hereunder shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Each party hereto hereby submits to the jurisdiction of the United States District Court for the Southern District of New York, of any New York state court sitting in New York City and of any court located in its own corporate domicile for purposes of all legal proceedings arising out of or relating to this Warrant. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. The Company agrees
     (i) that service of process in any such proceeding may be effected by mailing a copy thereof by registered or certified mail (of any substantially similar form of mail), postage prepaid, to the Company at 2 Office Park Circle, Suite 204, Birmingham, Alabama 35223, (ii) agrees that nothing herein shall affect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction and (iii) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

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

          IN WITNESS WHEREOF, the Company has duly caused this Warrant to be executed by and attested by their duly authorized officers and to be dated as of December 1, 1999.


                                    CITATION CORPORATION



By______________________________    By:____________________________
Attest:                                Name:
Title:                                 Title:

                                       Address: 2 Office Park Circle
                                                  Suite 204
                                                  Birmingham, AL 35223
                                       Attention: Stanley B. Atkins
                                       Telecopy:  (205) 871-5772

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

                                 PURCHASE FORM
                                 -------------


                                              Dated ____________, ____

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock and hereby makes payment of ________ in payment of the exercise price thereof.

                    INSTRUCTIONS FOR REGISTRATION OF STOCK
                    --------------------------------------


Name____________________________________________________________
                  (please typewrite or print in block letters)

Address__________________________________________________________

        Signature___________________________________________________

                             ____________________
                                ASSIGNMENT FORM
                                ---------- ----

          FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto

Name____________________________________________________________
                  (please typewrite or print in block letters)

Address__________________________________________________________

its right to purchase _____________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the same on the books of Company, with full power of substitution in the premises.

Date________________, _____

                                         Signature____________________

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